UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2026

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	WLKP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026, Westlake Chemical Partners LP (the “Partnership”) announced that Jonathan H. Baksht, age 51, was appointed as Senior Vice President and Chief Financial Officer and as a director of Westlake Chemical Partners GP LLC, the general partner of the Partnership (the “General Partner”), effective June 15, 2026. Mr. Baksht will succeed Mr. M. Steven Bender, who, as previously disclosed, will retire by the end of the year and, effective June 15, 2026, will retire from the Board of Directors of the General Partner and transition from his position as Executive Vice President and Chief Financial Officer of the General Partner to the position of Special Advisor to the President of the General Partner.

In connection with his appointment as Senior Vice President and Chief Financial Officer and director of the General Partner, Mr. Baksht was also appointed as Senior Vice President and Chief Financial Officer of Westlake Corporation, the indirect parent company of the General Partner, effective June 15, 2026.

Prior to joining the General Partner, Mr. Baksht served as Executive Vice President and Chief Financial Officer of Fortune Brands Innovations, Inc. from May 2025 to March 2026. From May 2022 to May 2025, Mr. Baksht served as Chief Financial Officer of Pactiv Evergreen Inc. and from August 2013 to September 2021, Mr. Baksht held various positions at Valaris Limited, including most recently as Chief Financial Officer from November 2015 until September 2021. Earlier in his career, he worked in investment banking at Goldman, Sachs & Co. and in management consulting at Andersen Consulting. He has served on the Board of Directors of Duxion Motors Inc. since January 2022 and previously served on the Board of Directors of ARO Drilling, a joint venture between Valaris and Saudi Aramco, from April 2019 to September 2021. Mr. Baksht received a bachelor’s of science degree in electrical engineering from the University of Texas at Austin and an M.B.A from the Kellogg Graduate School of Management at Northwestern University.

There are no family relationships between Mr. Baksht and any director or executive officer of the General Partner. Mr. Baksht does not have any interest in any transactions with the Partnership requiring disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Baksht and any other person pursuant to which he was appointed as an officer or director of the General Partner.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2026, the Partnership issued a press release announcing the appointment of Mr. Baksht as Senior Vice President and Chief Financial Officer and a director of the General Partner. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued April 20, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP By: Westlake Chemical Partners GP LLC, its general partner

Date: April 20, 2026	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington
Executive Vice President, Legal and External Affairs and Director